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                                                                   Exhibit 10.38


                               SUBLEASE AGREEMENT

         This Sublease Agreement (the "SUBLEASE AGREEMENT"), dated as of November 26, 2001, is by and between MARKETSOURCE, INC. (the "TENANT") and ALLOY ACQUISITION SUB, INC. (the "Sublessee").

         WHEREAS, Tenant and MARTIN D. LEVINE (the "LANDLORD") are parties to that certain Lease Agreement, dated as of January 1, 1993 (the "LEASE"), whereby Tenant rents approximately 40,862 square feet of space from Landlord (the "PREMISES") in the building commonly known as 10 Abeel Road, Cranbury, NJ (the "BUILDING");

         WHEREAS, Tenant wished to sublease a portion of the Premises to Sublessee, and Sublessee wishes to sublease such portion of the Premises from Tenant.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. In consideration of the covenants herein contained on the part of Sublessee to be kept and performed, Tenant does hereby demise and lease unto Sublessee that portion of the Building containing approximately 40,862 rentable square feet of space, as delineated on the plan annexed hereto and identified as "Exhibit A" (the "SUBLET PREMISES"). Sublessee shall use and occupy Sublet Premises for executive, administrative, warehouse space, promotional activities and general office use in a manner consistent with its current use. Sublessee shall be entitled to the existing Building parking spaces.

2. Tenant warrants and represents that the Lease is in full force and effect, and that there exists no event of default on the Tenant's part thereunder, nor (to Tenant's best knowledge) does there exist any event or circumstance which, with the passage of time or the giving of notice, or both, would constitute an event of default. By its execution hereof, Landlord consents to the execution of this Sublease by Tenant and Sublessee; PROVIDED, HOWEVER that such consent shall not be deemed to grant to Sublessee any rights or privileges greater than or different from those granted to Tenant by the Lease, nor shall Landlord be required to deal directly with Sublessee. To the best knowledge of Tenant, no other consents are required to entitle Tenant to enter into and perform this Sublease. Except as otherwise specifically set forth herein, the Lease, as amended, is hereby incorporated herein in its entirety as if fully set forth herein.

3. The term of this Sublease shall be for 25 Months and 4 days commencing on November 26, 2001, and ending on December 31, 2003 (the "TERM") unless sooner terminated pursuant to any provision hereof.

         4. Sublessee shall pay to Tenant, in a timely manner pursuant to the terms of the Lease, the Rental Payments. For purposes of this Sublease, the Rental Payments shall be:

--------------------------------------------------------------------------------
             PERIOD                    ANNUAL BASE RENTAL   MONTHLY BASE RENTAL
--------------------------------------------------------------------------------
Date hereof - December 31, 2002           $ 200,000.00         $ 16,666.67
--------------------------------------------------------------------------------
December 31, 2002- December 31, 2003      $ 206,000.00         $ 17,166.67
--------------------------------------------------------------------------------

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5. The Sublet Premises are demised and let to Sublessee in their existing condition, provided that Tenant shall deliver to Sublessee a copy of the Certificate of Use and Occupancy issued by the Township of Monroe, NJ for the Sublet Premises. Tenant represents that, to the best of its knowledge, all systems and equipment located in or serving the Sublet Premises are in good working order and condition and that all of the construction work to have been performed by the Landlord under the Lease has been completed as required therein. Tenant also represents and warrants to Sublessee that the Sublet Premises, in their existing state, does not violate any applicable building code regulation or ordinance at the time that this Sublease is executed. If it is determined that this warranty has been violated, then it shall be the obligation of Tenant, after written notice from Sublessee, to promptly, at Tenant's sole cost and expense, rectify any such violation.

6. Tenant shall be solely responsible for all payments or other obligations owed to Landlord pursuant to the Lease, as amended.

7. Notwithstanding anything to the contrary contained in this Sublease, it is understood and agreed that any and all maintenance, cleaning, ordinary course replacements, facilities and services (collectively, the "BUILDING SERVICES") to be made and/or furnished to the Sublet Premises by or on behalf of Landlord pursuant to any provisions of the Lease, as amended, will be furnished by or on behalf of Landlord directly to Sublessee and not by Tenant to Sublessee.

8. Sublessee shall maintain and keep the Premises in good working order.

9. Sublessee's share of taxes for the Sublet Premises for the initial tax year during the Term shall be pro-rated between Tenant and Sublessee over the period in respect of which such taxes are payable based on the number of days of such taxable period during which Tenant is subleasing the Premises to Sublessee hereunder over the number of days in such taxable period.

10. This Sublease Agreement may not be assigned by Sublessee, in whole or in part, without the prior written consent of Tenant and Landlord, which consent will not be unreasonably withheld, conditioned or delayed. This Sublease shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

11. This Sublease supersedes all prior agreements and understandings of, and constitutes the entire agreement between, the parties hereto with respect to the subject matter hereof and cannot be modified or amended except in a writing expressly referring hereto signed by the party to be bound thereby.

12. The failure of either party hereto to enforce any provision of this Sublease, or to restrict its performance hereunder to its obligations stated herein shall not be construed as a waiver or modification of any provision hereof nor shall it constitute a forfeiture by that party of any rights to future enforcement of, or performance in accordance with any provisions of this Sublease.

13. So long as Sublessee shall timely make the payments required of it hereunder, Tenant agrees to make timely all payments required to be made under the Lease, as amended. Each party hereto agrees to refrain from doing or causing to be done, or suffering or permitting to be done, any thing or act which could constitute a default under the Lease, as amended, or the rights

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granted under the Lease, as amended, to be canceled or terminated, forfeited or surrendered. Each party agrees that it will indemnify the other against any direct loss, liability, and expense (including, without limitation, reasonable attorney's fees and costs) arising out of any default under the Lease, as amended, caused by the indemnifying party. Tenant hereby irrevocably authorizes and directs Sublessee, upon receipt of any written notice from the Landlord stating that a default exists in the performance of Tenant's obligations under the Lease, to pay to Landlord the rents due and to become due under the Sublease. Tenant agrees that Sublessee shall have the right to rely upon any such statement and request from Landlord, and the Sublessee shall pay such rents to Landlord without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Tenant to the contrary and Tenant shall have no right or claim against Sublessee for any such rents so paid by Sublessee.

14. Within three (3) days after receipt by Tenant, Tenant shall deliver to Sublessee any notices of default, statements, bills and/or invoices Tenant receives from Landlord under the Lease to the extent Sublessee is responsible therefor or such notices, statements, etc. reasonably could affect Sublessee.

15. Whenever the consent or approval of Landlord is obtained by Sublessee (as may be required under the Lease) such consent shall also be deemed to be the consent or approval of Tenant. Sublessee agrees to send to Tenant copies of all requests by Sublessee for Landlord's consent or approval and copies of any consent or approvals received from Landlord.

16. Neither Tenant nor Sublessee shall be liable to the other for any failure or delay in performing any of its obligations under this Agreement if such failure or delay is caused by Force Majeure. "Force Majeure" means any act of God or the public enemy, any accident, explosion, fire, storm, earthquake, flood, terrorist act or any other circumstance or event beyond its reasonable control.

17. This Sublease shall not create and shall not be construed to create any relationship of agency, partnership or employment between Tenant and Sublessee, which shall remain independent parties.

18. (a) Provided that a default shall not have occurred and be continuing under this Lease at the time of the exercise thereof, Sublessee shall have three (3) options to extend the term of this Sublease, each for a period of one (1) year (each, a "RENEWAL TERM"). Sublessee shall be deemed to have exercised the option for a Renewal Term unless it shall, by written notice to Tenant (the "RENEWAL NOTICE") given not less than sixty (60) days before the expiration date of the initial Term of this Sublease or the expiration date of the Renewal Term, as the case may be, elect to have this Sublease terminate on such expiration date. Unless Sublessee shall elect to and shall timely terminate any such option, the term of this Sublease (and the term of the Lease) shall be automatically extended for one (1) additional year, without the execution of an extension or renewal sublease or lease. Within ten (10) days after request by either party, the parties shall execute, acknowledge and deliver an instrument confirming that such option has been effectively exercised and confirming the extended expiration date of the term of this Sublease. The terms and conditions applicable during each such Renewal Term shall be the same terms and conditions as are in effect immediately preceding the commencement of the Renewal Term, except that the Rental Payments then in effect hereunder and under the Lease shall equal the fair market rental for the Sublet Premises as determined by Landlord and set forth in a written notice

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to Tenant and Sublessee, which determination shall be as of the date
(hereinafter called the "DETERMINATION DATE") occurring ninety (90) days prior to the start of such new rent period and which determination shall be made by Landlord and given in writing to Tenant and Sublessee within a reasonable period of time after the occurrence of the Determination Date. Any termination, expiration, cancellation or surrender of this Sublease on or prior to the exercise of any Renewal option shall terminate the option. Such options may not be severed from this Sublease nor separately sold, assigned nor otherwise transferred.

         (b) (b) If Sublessee disputes the fair market rent as determined by Landlord pursuant to PARAGRAPH 18(a) hereof, then at any time on or before the date occurring thirty (30) days after Sublessee has been notified by Landlord of Landlord's determination of the fair market rent, Sublessee may initiate the arbitration process provided for herein by giving notice to that effect to Landlord, and if Sublessee so initiates the arbitration process such notice shall specify the name and address of the person designated to act as an arbitrator on its behalf. If Sublessee fails to initiate the arbitration process as provided above, then Landlord's determination of the fair market rent during such period shall be conclusive. Within thirty (30) days after the Landlord's receipt of notice of the designation of Sublessee's arbitrator, Landlord shall give notice to Sublessee specifying the name and address of the person designated to act as an arbitrator on its behalf. If Landlord fails to notify Sublessee of the appointment of its arbitrator within the time above specified, then the appointment of the second arbitrator shall be made in the same manner as hereinafter provided for the appointment of a third arbitrator in a case where the two arbitrators appointed hereunder and the parties are unable to agree upon such appointment. The two arbitrators so chosen shall meet within ten
(10) days after the second arbitrator is appointed, and if, within twenty (20) days after the second arbitrator is appointed, the two arbitrators shall not agree upon a determination of the fair market rent for such period, they shall together appoint a third arbitrator. If they are unable to agree upon such appointment within thirty (30) days after the appointment of the second arbitrator, the third arbitrator shall be selected by the parties themselves if they can agree thereon within a further period of fifteen (15) days. If the parties do not so agree, then either party, on behalf of both and on notice to the other, may request such appointment by the American Arbitration Association (or any organization successor thereto). The majority of the arbitrators shall determine the fair market rent of the Sublet Premises for the balance of the Term and render a written certified report of their determination to both Landlord and Sublessee within thirty (30) days of the appointment of the first two arbitrators or thirty (30) days from the appointment of the third arbitrator, if such third arbitrator is appointed pursuant to this Paragraph 18(b); and the fair market rent, so determined, shall be the Rental Payment for the Sublet Premises during the balance of the Term.

         (c) Each party shall pay the fees and expenses of the one of the two original arbitrators appointed by or for such party, and the fees and expenses of the third arbitrator and all other expenses (not including the attorneys fees, witness fees and similar expenses of the parties which shall be borne separately by each of the parties) of the arbitration shall be borne by the parties equally.

         (d) Each of the arbitrators selected as herein provided shall have at least five (5) years experience in the leasing and renting of similar space in Middlesex County, New Jersey.

         (e) If the Sublessee initiates the aforesaid arbitration process and as of the applicable date the amount of the fair market rent has not been determined, Sublessee shall continue to pay the Rent then in effect and when the determination has actually been made, an appropriate

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retroactive adjustment shall be made as of the applicable date. If that such determination shall result in an overpayment by Sublessee of any Rent, such overpayment shall be repaid by Landlord to Sublessee promptly after such determination.

19. Landlord and Tenant agree that the provisions of PARAGRAPH 28TH of the Lease shall be of no force and effect for so long as this Sublease shall be in force and effect, and notwithstanding anything contained herein to the contrary, the provisions of said paragraph shall not be incorporated herein by reference.

20. This Sublease may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

21. This Agreement and the transactions herein contemplated shall be construed in accordance with and governed by the laws of the State of New Jersey, without reference to its conflicts of laws provisions. The parties hereto have participated fully in the negotiation and preparation of this Agreement and, accordingly, this Agreement shall not be more strictly construed against one party.

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         IN WITNESS WHEREOF, the parties hereto have caused this Sublease
Agreement to be executed on its behalf as of the day and year first above written.



                                              MARKETSOURCE, INC.

                                                By: /s/ Martin D. Levine
                                                   -----------------------------
                                                Name:
                                                   -----------------------------
                                                Its:
                                                   -----------------------------


                                                ALLOY ACQUISITION SUB, INC.

                                                By: /s/ Gina R. DiGioia
                                                   -----------------------------
                                                Name: Gina R. DiGioia
                                                   -----------------------------
                                                Its: Asst. Secretary
                                                   -----------------------------




AGREED TO AND
ACCEPTED:


LANDLORD:

By: /s/ Martin D. Levine
------------------------
Martin D. Levine



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